EXHIBIT 12.1

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

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)

                         Nine Months
                           Ended
                          9/30/99       1998       1997       1996        1995     1994
                         -----------   ------     ------     ------      ------   ------
Earnings:
  Earnings (Loss) Before
   Income Taxes,
   Minority Interest
   and Extraordinary
   Items                   $  551     $  648     $  639     $  428      $  310    $(651)

  Plus:
   Interest Expense           168        178        166        165         213      241
   Capitalized Interest       (42)       (55)       (35)        (5)         (6)     (17)
   Amortization of
     Capitalized Interest       9          5          3          3           2        1
   Portion of Rent Expense
     Representative of
     Interest Expense         528        461        400        359         360      337
                           ------     ------     ------     ------      ------    ------
                            1,214      1,237      1,173        950         879      (89)
                           ------     ------     ------     ------      ------    ------

Fixed Charges:
  Interest Expense            168        178        166        165         213      241
  Portion of Rent Expense
     Representative of
     Interest Expense         528        461        400        359         360      337
                           ------     ------     ------     ------      ------    ------
Total Fixed Charges           696        639        566        524         573      578
                           ------     ------     ------     ------      ------    ------
Coverage Adequacy          $  518     $  598     $  607     $  426      $  306    $(667)
  (Deficiency)             ======     ======     ======     ======      ======    ======
Coverage Ratio               1.74       1.94       2.07       1.81        1.53      n/a
                           ======     ======     ======     ======      ======    ======

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